Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540
Media Relations: (626) 302-2255
news@sce.com

Edison International Reports First Quarter 2026 Results

•First-quarter 2026 GAAP EPS of $1.38; core EPS of $1.42
•First-quarter performance reflects continued disciplined execution, steady operational progress, and a clear focus on affordability and other priorities that matter most to our customers, communities, and capital providers
•Affirmed 2026 core EPS guidance of $5.90-$6.20
•Continued confidence in delivering 5-7% core EPS growth from 2025-2030

ROSEMEAD, Calif., Apr. 28, 2026 — Edison International (NYSE: EIX) today reported first-quarter net income of $531 million, or $1.38 per share, compared to net income of $1,436 million, or $3.73 per share, in the first quarter of last year. As adjusted, first-quarter core earnings were $546 million, or $1.42 per share, compared to core earnings of $528 million, or $1.37 per share, in the first quarter of last year.

Southern California Edison’s first-quarter 2026 core earnings per share (EPS) increased year over year, primarily due to the adoption of the 2025 GRC final decision in the third quarter of 2025, partially offset by the absence of a benefit to interest expense related to cost recoveries authorized under the TKM Settlement Agreement in 2025

Edison International Parent and Other’s first-quarter 2026 core loss per share decreased year over year, primarily due to lower preferred stock dividends, partially offset by higher interest expense.

“We are pleased with our start to the year and the momentum across our business,” said Pedro J. Pizarro, president and CEO of Edison International. “Our continued performance reflects disciplined execution and steady operational progress to make communities safer and more resilient, including wildfire mitigation and rebuilding efforts.”

Pizarro added, “At the same time, we remain focused on supporting communities impacted by wildfires, including through the Wildfire Recovery Compensation Program. SCE remains committed to administering the program in a transparent way that is responsive to community needs with fast and fair payments.”

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

2026 Earnings Guidance

The company affirmed its earnings guidance range for 2026, as summarized in the following table. See the presentation accompanying the company’s conference call for further information and assumptions.

	2026 Earnings Guidance as of Feb. 18., 2026		2026 Earnings Guidance as of Apr. 28, 2026
	Low	High	Low	High
EIX Basic EPS	$5.90	$6.20	$5.86	$6.16
Less: Non-core Items*	—	—	(0.04)	(0.04)
EIX Core EPS	$5.90	$6.20	$5.90	$6.20

*There were ($15) million, or ($0.04) per share, of non-core items recorded for the three months ending Mar. 31, 2026. Basic EPS guidance only incorporates non-core items until Mar. 31, 2026.

First Quarter 2026 Earnings Conference Call and Webcast Details

When:	Tuesday, Apr. 28, 1:30-2:30 p.m. (PDT)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-800-685-6667 (U.S.) and 1-203-369-3864 (Int’l) — Passcode: 1838
Telephone replay available through May 12 at 6 p.m. (PDT)
Webcast	edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q on the company’s investor relations website. These materials are available at edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, focused on providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison Company, a utility delivering electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Trio (formerly Edison Energy), a portfolio of nonregulated competitive businesses providing integrated sustainability and energy advisory services to large commercial, industrial and institutional organizations in North America and Europe.

Appendix
Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share ("EPS") internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this release about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related costs (including amounts paid for self-insured retention and co-insurance, and amounts not recoverable from the Wildfire Fund), and costs incurred for wildfire restoration efforts and to mitigate the risk of utility equipment causing future wildfires;
•the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel;
•risks associated with the construction, operation, and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;
•impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of lower‑than‑expected load growth and higher operating and capital costs (due to factors such as supply chain constraints, tariffs, inflation, and rising interest rates), which could affect SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses and proposed capital investment projects, as well as influence legislative actions;
•ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs;
•ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan, its target energization times and capital investment program, including challenges related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals;
•risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;

•ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“);
•risk that the California Wildfire Legislation or anticipated new California legislation does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial or contributing cause, including the longevity of the Wildfire Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under the California Wildfire Legislation, including its interpretation of the clarified prudency standard;
•ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission, the California legislature and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, reforming wildfire-related liability protections available to California investor-owned utilities, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
•governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities;
•potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to customer notifications and to wildfires where SCE's equipment is alleged to be associated with ignition;
•extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
•risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook.

Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this release.

First Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three Months Ended March 31,
	2026	2025	Change
Earnings (loss) per share available to Edison International
SCE	$1.61	$4.07	$(2.46)
Edison International Parent and Other	(0.23)	(0.34)	0.11
Edison International	1.38	3.73	(2.35)
Less: Non-core items
SCE	(0.04)	2.46	(2.50)
Edison International Parent and Other	—	(0.10)	0.10
Total non-core items	(0.04)	2.36	(2.40)
Core earnings (loss) per share
SCE	1.65	1.61	0.04
Edison International Parent and Other	(0.23)	(0.24)	0.01
Edison International	$1.42	$1.37	$0.05
Note: Diluted earnings were $1.37 and $3.72 per share for the three months ended March 31, 2026 and 2025, respectively.

First Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three Months Ended March 31,
(in millions)	2026	2025	Change
Net income (loss) available to Edison International
SCE	$619	$1,567	$(948)
Edison International Parent and Other	(88)	(131)	43
Edison International	531	1,436	(905)
Less: Non-core items
SCE [1,2]	(16)	947	(963)
Edison International Parent and Other[3]	1	(39)	40
Total non-core items	(15)	908	(923)
Core earnings (losses)
SCE	635	620	15
Edison International Parent and Other	(89)	(92)	3
Edison International	$546	$528	$18
1Includes net earnings of $13 million ($9 million after-tax) recorded in 2026 primarily due to expected recoveries, partially offset by claims and legal expenses associated with Other Wildfire Events, and net earnings of $1,351 million ($973 million after-tax) in 2025 primarily related to the TKM Settlement Agreement and insurance reimbursements related to Other Wildfire Events.
2Includes amortization of SCE's Wildfire Fund expenses of $35 million ($25 million after-tax) and $36 million ($26 million after-tax) for the three months ended March 31, 2026 and 2025, respectively.
3Includes net earnings of $1 million ($1 million after-tax) recorded in 2026 primarily due to updated estimates of claims accruals, net of legal expenses, and charges of $50 million ($39 million after-tax) recorded in 2025, both related to wildfire claims insured by EIS.

Condensed Consolidated Statements of Income	Edison International

	Three months ended March 31,
(in millions, except per-share amounts, unaudited)	2026	2025
Operating revenue	$4,103	$3,811
Purchased power and fuel	970	1,047
Operation and maintenance	1,017	983
Wildfire-related claims, net of (recoveries)	(5)	(1,305)
Wildfire Fund expense	35	36
Depreciation and amortization	834	742
Property and other taxes	179	166
Asset impairment and other	(1)	8
Total operating expenses	3,029	1,677
Operating income	1,074	2,134
Interest expense	(524)	(301)
Other income, net	121	107
Income before income taxes	671	1,940
Income tax expense	101	448
Net income	570	1,492
Less: Preference stock dividend requirements of SCE	29	34
Preferred stock dividend requirements of Edison International	10	22
Net income available to Edison International common shareholders	$531	$1,436
Basic earnings per share:
Weighted average shares of common stock outstanding	385	385
Basic earnings per common share available to Edison International common shareholders	$1.38	$3.73
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	387	386
Diluted earnings per common share available to Edison International common shareholders	$1.37	$3.72

Condensed Consolidated Balance Sheets	Edison International

(in millions, unaudited)	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$168	$158
Receivables, net of allowances for uncollectible accounts of $348 and $356 at respective dates	1,577	1,463
Accrued unbilled revenue	1,022	1,238
Inventory	542	535
Prepaid expenses	280	119
Regulatory assets	2,660	3,290
Wildfire Fund contributions	138	138
Other current assets	789	745
Total current assets	7,176	7,686
Nuclear decommissioning trusts	4,457	4,535
Other investments	63	51
Total investments	4,520	4,586
Utility property, plant and equipment, net of accumulated depreciation and amortization of $15,196 and $15,060 at respective dates	64,020	63,131
Nonutility property, plant and equipment, net of accumulated depreciation of $117 and $132 at respective dates	194	197
Total property, plant and equipment	64,214	63,328
Receivables, net of allowances for uncollectible accounts of $39 and $49 at respective dates	36	38
Regulatory assets (include $3,072 and $3,092 related to a Variable Interest Entity ("VIE") at respective dates)	13,011	12,960
Wildfire Fund contributions	1,705	1,740
Operating lease right-of-use assets	1,148	1,161
Long-term insurance receivables	456	359
Other long-term assets	2,209	2,168
Total other assets	18,565	18,426
Total assets	$94,475	$94,026

Condensed Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	March 31, 2026	December 31, 2025
LIABILITIES AND EQUITY
Short-term debt	$1,242	$2,390
Current portion of long-term debt	2,996	1,928
Accounts payable	2,413	2,344
Wildfire-related claims	556	585
Accrued interest	504	473
Regulatory liabilities	354	1,158
Current portion of operating lease liabilities	120	120
Other current liabilities	1,515	1,538
Total current liabilities	9,700	10,536
Long-term debt (includes $3,004 and $3,022 related to a VIE at respective dates)	37,311	36,070
Deferred income taxes and credits	9,275	9,114
Pensions and benefits	365	370
Asset retirement obligations	2,598	2,583
Regulatory liabilities	10,870	10,627
Operating lease liabilities	1,028	1,041
Wildfire-related claims	837	721
Other deferred credits and other long-term liabilities	3,607	3,705
Total deferred credits and other liabilities	28,580	28,161
Total liabilities	75,591	74,767
Preferred stock (50,000,000 shares authorized; zero and 414,342 shares of Series A and 83,503 and 87,937 shares of Series B issued and outstanding at respective dates)	83	497
Common stock, no par value (800,000,000 shares authorized; 384,793,941 and 384,787,056 shares issued and outstanding at respective dates)	6,332	6,362
Accumulated other comprehensive income	6	6
Retained earnings	10,899	10,714
Total Edison International's shareholders' equity	17,320	17,579
Noncontrolling interests – preference stock of SCE	1,564	1,680
Total equity	18,884	19,259
Total liabilities and equity	$94,475	$94,026

Condensed Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions, unaudited)	2026	2025
Cash flows from operating activities:
Net income	$570	$1,492
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	834	742
Equity allowance for funds used during construction	(56)	(46)
Asset impairment and other	(1)	8
Deferred income taxes	46	421
Wildfire Fund amortization expense	35	36
Other	27	28
Nuclear decommissioning trusts	2	(34)
Changes in operating assets and liabilities:
Receivables	(131)	269
Inventory	(9)	(1)
Accounts payable	109	70
Other current assets and liabilities	(71)	(221)
Derivative assets and liabilities, net	23	33
Regulatory assets and liabilities, net	81	(1,443)
Wildfire-related claims, net of insurance recoveries	(22)	(131)
Other noncurrent assets and liabilities	(10)	1
Net cash provided by operating activities	1,427	1,224
Cash flows from financing activities:
Long-term debt issued, net of premium (discount) and issuance costs of $2 and $(49) for the respective periods	3,552	3,501
Long-term debt repaid	(1,251)	(1)
Short-term debt repaid	(432)	—
Common stock repurchased	(26)	(29)
Preferred stock repurchased	(538)	—
Commercial paper repayments, net of borrowing	(711)	(1,687)
Dividends and distribution to noncontrolling interests	(27)	(34)
Common stock dividends paid	(338)	(319)
Preferred stock dividends paid	(13)	(44)
Other	(4)	(13)
Net cash provided by financing activities	212	1,374
Cash flows from investing activities:
Capital expenditures	(1,539)	(1,408)
Proceeds from sale of nuclear decommissioning trust investments	1,991	1,406
Purchases of nuclear decommissioning trust investments	(1,993)	(1,372)
Other	(47)	—
Net cash used in investing activities	(1,588)	(1,374)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	51	1,224
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	720	684
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$771	$1,908